UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 25, 2009
DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:     (330) 490-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01	Other Events.
Diebold, Incorporated (the “Company”) hereby gives notice to the shareholders that the date of the Company’s 2009 Annual Meeting will be Thursday, April 23, 2009 at the Sheraton Suites, 1989 Front Street, Cuyahoga Falls, Ohio 44221 at 10:00 a.m. EST. As the Company is advancing the date of the 2009 Annual Meeting by more than 30 days from the date of the Company’s 2008 Annual Meeting, any proposals by shareholders of the Company intended to be included in the Company’s Proxy Statement relating to the Company’s 2009 Annual Meeting of Shareholders must be in writing and received by the Company at its principal executive office no later than March 7, 2009*.

*	The Company’s Code of Regulations determines the shareholder’s deadline as follows: “To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made.” For purposes of the 2009 Annual Meeting, the 10 days following this announcement will be the later date.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED

Date:	February 25, 2009	By:	/s/Chad F. Hesse

Chad F. Hesse
Corporate Counsel and
Corporate Secretary